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Exhibit 5.2

Mayer Brown LLP
71 South Wacker Drive
Chicago, Illinois 60606-4637
Main Tel (312) 782-0600
Main Fax (312) 701-7711
www.mayerbrown.com

August 8, 2008

Assured Guaranty Ltd.
30 Woodbourne Avenue
Hamilton HM08
Bermuda

Assured Guaranty US Holdings Inc.
1325 Avenue of the Americas
New York, New York 10019

Re:
Registration Statement on Form S-3

Dear Ladies and Gentlemen:

        We have represented Assured Guaranty US Holdings Inc., a Delaware corporation ("Holdings"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), of a Registration Statement on Form S-3 (the "Registration Statement") relating to debt securities of Holdings (the "Holdings Debt Securities"). We have also represented Assured Guaranty Ltd., a Bermuda company ("AGO"), in connection with the preparation and filing with the Commission pursuant to the Securities Act of the Registration Statement relating to: (i) debt securities of AGO (the "AGO Debt Securities"); (ii) guarantees by AGO (the "AGO Debt Securities Guarantees") of the Holdings Debt Securities; (iii) warrants of AGO (the "Warrants") to be issued pursuant to the terms of one or more warrant agreements (the "Warrant Agreements") to be entered into prior to the issuance of the Warrants; (v) depositary shares of AGO (the "Depositary Shares") and (vi) stock purchase contracts of AGO (the "Stock Purchase Contracts"); and (vi) stock purchase units of AGO (the "Stock Purchase Units"). All such securities are collectively referred to herein as the "Securities." Certain terms of the Securities will be established by or pursuant to resolutions of Holdings' Board of Directors and/or AGO's Board of Directors, as applicable, (the "Corporate Proceedings").

        In rendering the opinions expressed herein, we have examined and relied upon such documents, corporate records, certificates of public officials and certificates as to factual matters executed by officers of Holdings or AGO as we have deemed necessary or appropriate. We have assumed the authenticity, accuracy and completeness of all documents, records and certificates submitted to us as originals, the conformity to the originals of all documents, records and certificates submitted to us as copies and the authenticity, accuracy and completeness of the originals of all documents, records and certificates submitted to us as copies. We have assumed the legal capacity and genuineness of the signatures of persons signing all documents in connection with which the opinions expressed herein are rendered.

        Based upon and subject to the foregoing and the qualifications expressed below, we are of the opinion that:

  (i)
  The Holdings Debt Securities have been duly authorized for issuance by Holdings and, assuming the completion of the Corporate Proceedings with respect thereto and the consistency of the terms thereof with the description of the Holdings Debt Securities contained in the Registration Statement and any applicable prospectus supplement, when duly executed and delivered and authenticated in accordance with the indenture under which they are to be issued and when payment therefor is received, will constitute valid and legally binding obligations of Holdings, enforceable against Holdings in accordance with their terms, subject, as to enforceability, to any bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting the enforceability of creditors' rights generally and to court decisions with respect thereto and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

  (ii)
  The AGO Debt Securities, assuming the due authorization thereof, the completion of the Corporate Proceedings with respect thereto and the consistency of the terms thereof with the description of the AGO Debt Securities contained in the Registration Statement and any applicable prospectus supplement, when duly executed and delivered and authenticated in accordance with the indenture under which they are to be issued and when payment therefor is received, will constitute valid and legally binding obligations of AGO, enforceable against AGO in accordance with their terms, subject, as to enforceability, to any bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting the enforceability of creditors' rights generally and to court decisions with respect thereto and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

  (iii)
  The AGO Debt Securities Guarantees, assuming the due authorization thereof, the completion of the Corporate Proceedings with respect thereto, the consistency of the terms thereof with the description of the AGO Debt Securities Guarantees contained in the Registration Statement and any applicable prospectus supplement and the due authorization of the Holdings Debt Securities guaranteed, when duly executed and delivered, and when the Holdings Debt Securities are duly executed, delivered and authenticated in accordance with the indenture under which they are to be issued and when payment therefor is received, will constitute valid and legally binding obligations of AGO, enforceable against AGO in accordance with their terms, subject, as to enforceability, to any bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting the enforceability of creditors' rights generally and to court decisions with respect thereto and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

  (iv)
  The Deposit Agreement, assuming the due authorization thereof, the completion of the Corporate Proceedings with respect thereto, the consistency of the terms thereof with the description of the Depositary Shares contained in the Registration Statement and any applicable prospectus supplement and the due authorization of any common shares, preferred shares or debt securities of AGO underlying the Depositary Shares, when duly executed and delivered, will constitute valid and legally binding obligations of AGO, enforceable against AGO in accordance with their terms, subject, as to enforceability, to any bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting the enforceability of creditors' rights generally and to court decisions with respect thereto and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

  (v)
  The Warrant Agreements, assuming the due authorization thereof, the completion of the Corporate Proceedings with respect thereto, the consistency of the terms thereof with the description of the Warrants contained in the Registration Statement and any applicable prospectus supplement and the due authorization of any common shares, preferred shares or debt securities of AGO underlying the Warrants, when duly executed and delivered, will constitute valid and legally binding obligations of AGO, enforceable against AGO in accordance with their terms, subject, as to enforceability, to any bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting the enforceability of creditors' rights generally and to court decisions with respect thereto and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

  (vi)
  The Warrants, assuming the due authorization thereof, the completion of the Corporate Proceedings with respect thereto, the consistency of the terms thereof with the description of the Warrants contained in the Registration Statement and any applicable prospectus supplement and the due authorization of any common shares or preferred shares of AGO underlying the Warrants, when duly executed, delivered and countersigned in accordance with the Warrant Agreements and when payment therefor is received, will constitute valid and legally binding obligations of AGO, will be entitled to the benefits provided by the Warrant Agreements and will be enforceable against AGO in accordance with their terms, subject, as to enforceability, to any bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting the enforceability of creditors' rights generally and to court decisions with respect thereto and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

  (vii)
  The Stock Purchase Contracts, assuming the due authorization thereof, the completion of the Corporate Proceedings with respect thereto, the consistency of the terms thereof with the description of the Stock Purchase Contracts contained in the Registration Statement and any applicable prospectus supplement and the due authorization of any securities of AGO underlying the Stock Purchase Contracts, when duly executed and delivered, will constitute valid and legally binding obligations of AGO, enforceable against AGO in accordance with their terms (subject, as to enforceability, to any bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting the enforceability of creditors' rights generally and to court decisions with respect thereto and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law)), and the interests therein, when duly sold and delivered and when payment therefor is received, will be entitled to the benefits provided by the Stock Purchase Contracts; and

  (viii)
  The Stock Purchase Units, assuming the due authorization thereof and of the related Stock Purchase Contracts and applicable pledge agreements, the completion of the Corporate Proceedings with respect thereto, the consistency of the terms thereof with the description of the Stock Purchase Units contained in the Registration Statement and any applicable prospectus supplement and the due authorization of any common shares or preferred shares of AGO underlying the Stock Purchase Units, when the related Stock Purchase Contracts and applicable pledge agreements are duly executed and delivered, will constitute valid and legally binding obligations of AGO, enforceable against AGO in accordance with their terms (subject, as to enforceability, to any bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting the enforceability of creditors' rights generally and to court decisions with respect thereto and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law)), and the interests therein, when duly sold and delivered and when payment therefor is received, will be entitled to the benefits provided by the Stock Purchase Units.

        We are admitted to practice law in the State of Illinois and the State of New York and we express no opinions as to matters under or involving any laws other than the laws of the State of Illinois, the laws of the State of New York, the federal laws of the United States of America and the laws of the State of Delaware.

        We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Registration Statement.

Very truly yours,
Mayer Brown LLP

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  Exhibit 5.2